Ex. 10.3 EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is made as of April 30, 2021, by and among Magnite, Inc., a Delaware corporation (the “Company”), and each of the Persons set forth on Schedule 1 (collectively, together with their Permitted Assignees (defined below), the “Holders”, and each a “Holder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (defined below).
WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 4, 2021, by and among, the Company, RTL US Holding, Inc., a Delaware corporation (the “Seller”), and, solely for purposes of Article 6 thereof, RTL Group S.A., a Société Anonyme, the parties hereto have agreed to enter into this Agreement pursuant to which the Company has agreed to grant the Holders certain registration rights with respect to the Common Shares held by the Holders (as set forth on Schedule 1) as more fully set forth herein.
THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:
ARTICLE I.
DEFINITIONS
Section i.Certain Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Block Trade” means an offering and/or sale of Registrable Securities by any Holder to one or more financial institutions in a private resale transaction or an underwritten registered shelf take-down transaction in the form of a bought deal, a block trade or a direct sale that does not include any substantial marketing efforts by the Company or its management prior to pricing.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California, the Grand Duchy of Luxembourg or New York, New York are customarily closed, or required by Applicable Law to close.

“Common Shares” means shares of the Common Stock, par value $0.00001 per share, of the Company, and any equity securities issued or issuable in exchange for or with respect thereto by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity or any governmental or regulatory body or other agency or authority or political subdivision thereof, including any successor, by merger or otherwise, of any of the foregoing.
“Prospectus” means the prospectus included in a registration statement (including, without limitation, an Issuer Free Writing Prospectus a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means (a) Common Shares held by the Holders as of the date hereof and set forth on Schedule 1, and (b) Common Shares issued or issuable, directly or indirectly, in exchange for or with respect to the Common Shares referenced in clause (a) above (including by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise); provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged, in each case with or to a third party who is not a Permitted Assignee, in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities are sold without registration pursuant to Rule 144 promulgated under the Securities Act; (v) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 promulgated under the Securities Act; or (vi) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding anything to the contrary, any particular Registrable Securities shall cease to be Registrable

Securities when such Registrable Securities have been transferred by a Holder to any transferee that is not a Permitted Assignee.
“Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with the provisions of Article II, including, without limitation: (a) all registration, listing, qualification and filing fees (including FINRA filing fees), (b) fees and expenses of compliance with state securities or “blue sky” laws (including reasonable counsel fees in connection with the preparation of a blue sky and legal investment survey and FINRA filings), (c) printing and copying expenses, (d) messenger and delivery expenses, (e) expenses incurred in connection with any road show, (f) fees and disbursements of outside firm counsel for the Company, (g) with respect to each registration, the reasonable fees and disbursements of one counsel for the Holders selected by the Seller, (h) fees and disbursements of independent public accountants, including the expenses of any audit or “comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company, (i) underwriter fees, excluding discounts and commissions, and any other expenses which are customarily borne by the issuer or seller of securities in a public equity offering and (j) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Section ii.Index of Other Defined Terms. In addition to those terms defined in Section 1.1, the following terms shall have the respective meanings given thereto in the sections or paragraphs indicated below:
DEFINED TERMS

Agreement    Preamble
Company    Preamble
Holder(s)    Preamble
Losses    Section 2.5(a)
Permitted Assignee(s)    Section 4.8
Purchase Agreement    Preamble
Seller    Preamble
Shelf Registration    Section 2.1(a)
Shelf Registration Statement    Section 2.1(a)
Suspension Period    Section 2.1(b)(ii)

I.
REGISTRATION RIGHTS
i.Shelf Registration.

1.Shelf Registration. As promptly as reasonably practicable after the receipt of a written request from the Seller, the Company shall prepare and file with the SEC a registration statement on Form S-1 or Form S-3 or an equivalent general registration form then in effect (a “Shelf Registration Statement”) providing for the resale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by the Holders of all of their Registrable Securities. If at the time of filing of the Shelf Registration Statement the Company is eligible for use of an Automatic Shelf Registration Statement, then such shelf registration statement shall be filed as an Automatic Shelf Registration Statement. The Shelf Registration Statement described in this Section 2.1(a) shall relate to the offer and sale of the Registrable Securities held by the Holders from time to time in accordance with the methods of distribution set forth in the applicable Shelf Registration Statement (hereinafter the “Shelf Registration”). The Company shall use its commercially reasonable efforts to address any comments from the SEC regarding such Shelf Registration Statement. The Shelf Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional Registrable Securities resulting from stock splits, stock dividends or similar transactions with respect to the Common Shares. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act as promptly as practicable following the initial filing thereof; provided that the Company shall not be required to take any action to cause the Shelf Registration Statement to be declared effective prior to the date the Lockup Period expires.
2.Continued Effectiveness.
a.Except as provided herein, the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective pursuant to the rules, regulations or instructions under the Securities Act until the earliest of (A) the date as of which all of the Registrable Securities specified in such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act, (B) such shorter period as Seller shall agree in writing and (C) the date that no Registrable Securities remain outstanding.
b.Upon written notice to the Holders of Registrable Securities, (A) the Company shall be entitled to suspend, for a period of time, the use of any Shelf Registration Statement or Prospectus if the Board of Directors of the Company determines in its good faith judgment, after consultation with counsel, that the Shelf Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Shelf Registration Statement or Prospectus not misleading and (B) the Company shall not be required to amend or supplement the Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference if the Board of Directors of the Company determines in its good faith judgment, after consultation with counsel, that such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the

Company (in case of each clause (A) and (B), a “Suspension Period”); provided that (1) the duration of all Suspension Periods may not exceed one hundred and twenty (120) days in the aggregate in any 12-month period and (2) the Company shall use its commercially reasonable efforts to amend the Shelf Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable. Each Holder agrees that upon receipt of any notice from the Company under this Section 2.1(b)(ii), such Holder will discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus and/or Shelf Registration Statement.
3.Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement (as of the effective date of such Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date) (A) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) to comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act, and (ii) any related Prospectus, as of its date, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein. The Company agrees, to the extent necessary, to supplement or make amendments to each Shelf Registration Statement if required by applicable law.
4.Underwritten Shelf Take-Downs; Block Trades. The Seller and the Holders shall cooperate in good faith such that any sale of a material amount of Registrable Securities is conducted in an orderly fashion, whether such sale might occur pursuant to the Shelf Registration Statement or in a private resale transaction; and, in connection therewith, the Seller and the Holders will consider in good faith any proposal by the Company to arrange or facilitate an underwritten offering and sale or Block Trade of the Registrable Securities.
ii.Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company, as expeditiously as possible:
1.shall prepare and file with the SEC the requisite registration statement, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders (selected by the

Seller), copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and the Company shall not file any registration statement or amendment thereto, any Prospectus or supplement thereto to which such parties shall reasonably object);
2.shall furnish, without charge, to each Holder of the securities covered by such registration statement, with copies of such registration statement, each amendment thereto, the Prospectus included or related to such registration statement, all in conformity with the requirements of the Securities Act, and such other documents as any Holder reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;
3.shall use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any Holder reasonably shall request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to (i) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.2(d), it would not be required to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;
4.shall promptly notify each Holder:
a.when the registration statement, any pre-effective amendment, any Prospectus or supplement related thereto or any post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
b.of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;
c.the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation or threatening of any proceedings for that purpose;
d.of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and
e.of the existence of any fact of which the Company becomes aware which results in the registration statement, the Prospectus related thereto, any document incorporated therein by reference or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading;
5.shall use commercially reasonable efforts to cause all securities covered by such registration statement to be authorized to be listed on a national securities exchange if shares of the particular class of securities are at that time, or will be immediately following the offering, listed on such exchange;
6.shall provide and cause to be maintained a transfer agent and registrar for all such securities covered by such registration statement not later than the effective date of such registration statement;
7.shall enter into such customary agreements (including, if applicable, an underwriting agreement with a mutually agreeable underwriter) and take such other actions as the Seller shall reasonably request in order to expedite or facilitate the disposition of such securities (it being understood that the applicable holders of the securities that are to be distributed by any underwriters shall be parties to any such underwriting agreement);
8.shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;
9.shall provide a CUSIP number for all Registrable Securities not later than the effective date of the applicable registration statement;
10.if applicable, shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;
11.shall cooperate with the Holders and their respective counsel in connection with any filings required to be made with FINRA;
12.in the event that the Company proposes an underwritten offering of the Registrable Securities, shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation of appropriate officers and employees (on a customary basis and upon reasonable advance notice) in “road shows” or other similar marketing efforts) to the extent reasonably necessary, in the view of the managing underwriter(s), to support the proposed sale of Registrable Securities; and
13.shall take all other reasonable steps necessary to effect (x) the registration and disposition of the Registrable Securities as required hereby and (y) the relevant hedging transaction pursuant to the No-Action Letter (if applicable).
The Company may require as a condition precedent to the Company’s obligations under this Section 2.2 that each Holder as to which any registration is being effected furnish the Company such information in writing regarding such Holder and the distribution of its Registrable Securities as the Company from time to time reasonably may request.
iii.Registration Expenses.
1.The Company shall pay all Registration Expenses with respect to any registration effected under Section 2.1.
2.Notwithstanding the foregoing, (i) the provisions of this Section 2.3 shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each Holder shall pay all transfer taxes, if any, attributable to the sale of such Holder’s Registrable Securities.
iv.No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.
v.Indemnification.
1.In the event of any registration of any securities of the Company under the Securities Act pursuant to Article II, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, Affiliates, (and the directors and officers thereof), and each other Person, if any, who controls such holder within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, in any registration statement under which such securities were registered under the Securities Act, or amendment thereof or supplement thereto, or in any Prospectus, together with the documents incorporated by reference therein, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such indemnified party specifically for use therein.
2.Each Holder whose Registrable Securities are included in the securities as to which any registration under Article II is being effected shall, severally and not jointly,

indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.5), to the fullest extent permitted by law, the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, Affiliates and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company or its representatives by or on behalf of such Holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Loss as such expenses are incurred. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such holder.
3.Any Person entitled to indemnification under this Agreement promptly shall notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.5, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.5, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any such Person otherwise than under this Article II. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties) and the indemnifying party shall be liable for any expenses therefor. Without the written consent of the indemnified party, which consent shall not be unreasonably withheld, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the indemnified party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
4.If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.5(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.11(d). The amount paid or payable in respect of any Loss shall be deemed to include any legal or other third party expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
5.The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.
II.
GENERAL
i.Company Filings. The Company covenants that, so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act or, if it is not required to file such reports, upon the request of any Holder it shall make publicly available other information so long as necessary to permit sales of such Registrable Securities in compliance with Rule 144 under the Securities Act, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by

Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
ii.Nominees for Beneficial Owners. If securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such securities for purposes of any request or other action by any holder or holders pursuant to this Agreement or any determination of any number or percentage of shares constituting securities held by any holder or holders contemplated by this Agreement; provided, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.
iii.No Inconsistent Agreements. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.
III.
MISCELLANEOUS
i.Amendment and Waiver.
1.Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Company and the Seller.
2.No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
ii.Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon receipt of confirmation of successful transmission if delivered by electronic mail, (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
a.if to any Holder, to the address set forth on Schedule 1;
b.if to the Company, to:
Magnite, Inc.
12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
Attention: General Counsel

Telephone No.: (310) 207-0272
E-mail: legal@magnite.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Bradford P. Weirick
Telephone No.: (213)-229-7000
E-mail: bweirick@gibsondunn.com
or such other address as the Company or the applicable holder shall have specified to the other party in writing in accordance with this Section 4.2.
iii.Interpretation. When a reference is made in this Agreement to a Section, Article or Schedule, such reference shall be to a Section or Article of this Agreement or a Schedule attached hereto unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. Each of the parties hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
iv.Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.
v.No Third-Party Beneficiaries. Except as provided in Section 2.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
vi.Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state that would cause the laws of any other jurisdiction to apply.
vii.Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the District of Delaware or any Delaware State court sitting in

Wilmington, Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.2 shall be deemed effective service of process on such party.
viii.Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Holder to any of its Affiliates, and such transferee shall, with the consent of the transferring holder, be treated as a “Holder” for all purposes of this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 4.8 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement in substantially the form attached as Exhibit A hereto, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto.
ix.Enforcement. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages or otherwise in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any state or federal court located in the State of Delaware in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
x.Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
xi.Waiver of Jury Trial. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS RELATED PARTIES) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM INVOLVING ANY OF THE FINANCING SOURCE PARTIES) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
xii.Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
xiii.Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
xiv.Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
MAGNITE, INC.
By:    /s/ David Day
Name: David Day
Title:    Chief Financial Officer

Signature Page to Registration Rights Agreement

HOLDER:
RTL US HOLDING, INC.

By:    /s/ Vera L. Noriega
Name: Vera L. Noriega
Title:    Director

By:    /s/ Siska Ghesquiere
Name: Siska Ghesquiere
Title:    President

Signature Page to Registration Rights Agreement

Schedule 1
Holders

Name	Issued and Outstanding Common Shares	Notice Address
RTL US Holding, Inc.	12,374,315	RTL US Holding, Inc. c/o RTL Group S.A. 43 Boulevard Pierre Frieden L-1543 Luxembourg Grand Duchy of Luxembourg Attention: General Counsel Telephone No.: +352 2 486 5081 Email: legal@rtlgroup.com

EXHIBIT A
FORM OF JOINDER
THIS JOINDER (this “Joinder”) to the Registration Rights Agreement dated as of [●], by and among Magnite, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule 1 thereto (the “Registration Rights Agreement”), is made and entered into as of [●], by and between the Company and [●] (the “Assuming Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.
WHEREAS, the Assuming Holder has acquired certain Registrable Securities from [●].
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Joinder hereby agree as follows:
1.    Agreement to be Bound. The Assuming Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.
2.    Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and the Assuming Holder and its successors, heirs and assigns.
3.    Notices. For purposes of Section 4.2 (Notices) of the Registration Rights Agreement, all notices, requests and demands to the Assuming Holder shall be directed to:
[Name]
[Address]
4.    Incorporation by Reference. The provisions of Section 4.6 (Governing Law), Section 4.7 (Submission to Jurisdiction), Section 4.11 (Waiver of Jury Trial) and Section 4.12 (Counterparts) of the Registration Rights Agreement are incorporated herein by reference as if set forth in full herein and shall apply to the terms and provisions of this Joinder and the parties hereto mutatis mutandis.
5.    Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.
Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.
MAGNITE, INC.
By:
Name:
Title:
[ASSUMING HOLDER]
By:
Name:
Title:
Signature Page to Joinder